Contact:                  Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Announces Appointment of New Director

WALNUT CREEK, CA. – July 22, 2016 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) (the “Company”) today announced the appointment of Gary C. Wallace, 62, a financial consultant and former Audit Partner at KPMG to its board of directors. The appointment is effective immediately.

Mr. Wallace is appointed as a Class I director to fill the vacancy created by the recent resignation of M. Lyman Bates Jr. Mr. Wallace will serve as a director for the remaining term of Class I expiring at the annual meeting of stockholders to be held in 2017. Mr. Wallace will also serve as a member of the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees, and has been appointed Chairman of the Audit Committee.

"Gary is a respected business leader and we will deeply benefit from his expertise in audit, finance and corporate governance,” said Bryan H. Draper, the Company’s president and chief executive officer.

Mr. Wallace joined KPMG in 1975 and retired from KPMG as an Audit Partner Specialist in Banking and Investment Services in 2005, having served as head of the Northern California Financial Institutions Practice. Mr. Wallace has provided consulting services to various banks, private equity firms, venture capital firms and the Public Company Accounting Oversight Board since his retirement from KPMG. He is also a member of the Board of each of Plaza Bancorp, Plaza Bank, Orient Bancorp and Bank of the Orient.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc. Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, and prospects, including the transactions discussed in this press release, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the company or matters attributable to the company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.